UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.____)

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission
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☒	Definitive Information Statement

ENERGYTEK CORP.
(Name of Registrant as Specified In Its Charter)

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EnergyTek Corp.
7600 E. Redfield Rd., Suite 100, Building A
Scottsdale AZ 85260
(480) 663-8118

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

You are not being asked to approve anything.  This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common and preferred stock of EnergyTek Corp., a Nevada corporation (the "Company"), in connection with the action by written consent of shareholders taken without a meeting to amend the Company's Articles of Incorporation to (1) change the Company's name and (2) approve a reverse stock split. Each amendment is described in detail in this Information Statement. You are urged to read this Information Statement carefully and in its entirety for a description of these amendments.

The date of this Information Statement is October 21, 2016 and it is first being mailed on or about October 24, 2016. Pursuant to the Nevada Revised Statutes (the "NRS"), the Company is required to provide prompt notice to the shareholders who have not consented in writing.

The Board is not soliciting your proxy or consent in connection with the name change or the reverse stock split.

In addition, this Information Statement contains the information required by Rule 14f-1 under the Securities Exchange Act of 1934 to be provided to all our shareholders in connection with changes to our Board of Directors that constitute a change of control of our Company.

What action was taken by written consent?

We obtained written consent by the holder of the majority of the voting power of the Company's capital stock (the "Majority Shareholder"), approving amendments to the Company's Articles of Incorporation (the "Articles") to (1) change the Company's name to TimefireVR Inc. (the "Name Change") and (2) approve a reverse stock split at a ratio of (i) one-for-six, (ii) one-for-22 or (iii) any amount in between one-for-six and one-for-22 (any of which we refer to as a "Reverse Stock Split").

When is the record date?

The close of business on October 11, 2016 is the record date (the "Record Date") for the determination of shareholders entitled consent and to receive this Information Statement.

What constitutes the voting power of the Company?

On the Record Date, the date we received the consent of the holder of more than a majority of our outstanding voting power, there were 450,087,964 shares of common stock outstanding, 20,370.691 Shares of Series A-1 Convertible Preferred Stock (the "Series A-1"), 133,333.333 Shares of Series A Convertible Preferred Stock (the "Series A"), and 753 shares of Series C Convertible Preferred Stock (the "Series C") outstanding. Each share of Series A and Series A-1 votes on an as converted to common stock basis together with the holders of the common stock, subject to a voting limitation equal to each holder's ownership blocker, or 2.49% of outstanding common stock. Each share of Series C is entitled to one vote and the holders thereof vote together with the common stock. Taking into account individual holders' ownership blockers, the total voting power of the Company as of the Record Date is 464,233,265 votes.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

In accordance with Section 78.390 of the NRS, if the Board adopts a resolution to amend the Articles, an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On October 11, 2016, the Board adopted this resolution. On October 11, 2016, shareholder approval was obtained through the written consent of our Majority Shareholder. Of the 464,233,265 vote total outstanding voting power, the Majority Shareholder holding 303,118,026 votes, or 65.3% of the outstanding voting power, executed a written consent to approve the Name Change and authorize the Company to effectuate the Reverse Stock Split.

Therefore, a special meeting of the shareholders to approve the Name Change and the Reverse Stock Split is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also be required.

When will the Name Change and Reverse Stock Split become effective?

The Name Change and Reverse Stock Split will become effective on the date of filing of Articles of Amendment to our Articles with the office of the Secretary of State of the State of Nevada. However, a Securities and Exchange Commission rule requires us to first give 10 days' prior notice to the Financial Industry Regulatory Authority. Additionally, the Articles of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

We expect to file the Articles of Amendment implementing the Reverse Stock Split and Name Change as soon as possible, given the requirements described in the paragraph above.

However, if the Company determines that either the Name Change or the Reverse Stock Split is no longer in the best interests of the Company and its shareholders, the Company reserves the right to abandon its plans to implement such actions, notwithstanding having obtained shareholder approval.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Name Change or the Reverse Stock Split?

If the Company implements the Name Change and the Reverse Stock Split, no security holders will receive an extra or special benefit not shared on a pro-rata basis by all other holders of the same class of securities.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A NAME CHANGE

Overview

Our Board and the Majority Shareholder have approved an amendment to our Articles to change our Company's name to TimefireVR Inc. The proposed form of amendment to our Articles to implement the Name Change is attached to this Information Statement as Appendix A.

Purpose of the Name Change

On September 13, 2016, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2016, we entered into an Agreement and Plan of Merger with Timefire LLC pursuant to which Timefire LLC became a wholly-owned subsidiary of the Company (the "Merger"). The Company is effecting the Name Change to reflect that the Company is focusing its efforts on implementing Timefire's virtual reality business.

Effects of the Name Change

  Once we implement the Name Change, the share certificates representing our securities will continue to be valid. In the future, new share certificates may be issued reflecting the Name Change and/or Reverse Stock Split (discussed below), but this in no way will affect the validity of your current share certificates. Certificates reflecting the Name Change and/or Reverse Stock Split will be issued in due course as share certificates are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their share certificates at this time.

As applicable, new share certificates evidencing the Name Change that are issued in exchange for share certificates issued prior to the Name Change that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the shares, the time period during which a shareholder has held their pre-Name Change shares will be included in the total holding period.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

Our Board and the Majority Shareholder have approved an amendment to our Articles to effect a Reverse Stock Split at an exchange ratio of (i) one-for-six, (ii) one-for-22 or (iii) any amount in between one-for-six and one-for-22. Prior to implementing the Reverse Stock Split, our Board will determine which ratio will be the most advantageous for the Company and our shareholders. Our Board believes that granting this discretion to the Board, rather than approval of a Reverse Stock Split at a specified ratio, provides the Board with maximum flexibility to react to current market conditions and to therefore achieve the purposes of the Reverse Stock Split.

If the Reverse Stock Split is implemented, the outstanding number of shares of our common stock, par value $.001 per share, will be reduced by a factor based on the ratio of the split. The Reverse Stock Split will have no effect on the par value of our common stock, and the number of our authorized shares of common stock would remain unchanged at 500,000,000.  No fractional shares will be issued in connection with the Reverse Stock Split. The proposed form of amendment to our Articles to implement the Reverse Stock Split is attached to this Information Statement as Appendix B. Our common stock is currently quoted on the OTCQB under the symbol "ENTK". Following effectiveness of the Name Change and complying with the notification requirements of the Financial Industry Regulatory Authority, we expect our common stock to trade under the symbol "TFVR".  On the Record Date, the last sale price of our common stock was $0.05 per share.

Purpose of the Reverse Stock Split

 As discussed above, on September 13, 2016 we closed the Merger and issued 414,000,000 shares of common stock and 27,950,000 warrants to the former equityholders of Timefire LLC. In addition, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 13, 2016, we entered into a financing transaction with certain accredited investors pursuant to which investors in the financing acquired derivative securities convertible into or exercisable for an additional 140,889,604 shares of common stock. The Company is presently authorized to issue 500,000,000 shares of common stock. There are presently 450,087,964 shares of the Company's common stock outstanding, and the Company has issued and outstanding derivative securities convertible into an additional 217,866,271 shares of common stock (including all derivative securities described above). Therefore, in order to comply with its contractual obligations, the Company must amend its Articles to increase the number of shares of common stock available for issuance. Further, under the Merger and financing agreements, the Company committed to increasing capital by means of the Reverse Stock Split.

Risks of the Reverse Stock Split

The market price of our common stock is based on a number of factors which may be unrelated to the number of shares outstanding. These factors may include our performance, general economic and market conditions and other factors, many of which are beyond our control. The market price per share may not rise, or it may remain constant in proportion to the reduction in the number shares outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. In the future, the market price of common stock following the Reverse Stock Split may not equal or exceed the market price prior to the Reverse Stock Split.

Effects of the Reverse Stock Split

Reduction in Total Outstanding Shares.  The proposed Reverse Stock Split will reduce the total number of outstanding shares of common stock by a factor based on the ratio of the split. The following table shows the number of shares of our common stock outstanding both before the Reverse Stock Split and after the Reverse Stock Split:

	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split
One-for-six split	450,087,964	75,014,661
One-for-22 split	450,087,964	20,458,544

If the ratio of the Reverse Stock Split is between the two numbers in the table above, the number of outstanding shares will be proportionately reduced.

Reduction of Shares Held by Individual Shareholders.    After the effective date of the Reverse Stock Split, each common shareholder will own fewer shares of our common stock. However, the Reverse Stock Split will affect all of our common shareholders uniformly and will not affect any common shareholder's percentage ownership interests in us, except to the extent that the Reverse Stock Split results in any of our shareholders owning a fractional share as described below. As discussed further below, in lieu of issuing fractional shares, we will round up to the next whole share the number of shares issued to any shareholder who would otherwise be issued a fractional share. The number of shareholders of record will not be affected by the Reverse Stock Split. However, if the Reverse Stock Split is approved, it will increase the number of shareholders who own "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock.

Change in Number and Exercise Price of Employee and Equity Awards.    The Reverse Stock Split will reduce the number of shares of common stock available for issuance under our equity plans and agreements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above.

Regulatory Effects.    Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reverse Stock Split is implemented, our common stock will continue to trade on the OTCQB.

In addition to the above, the Reverse Stock Split will have the following effects upon our common stock:

☐	The number of shares owned by each holder of common stock will be reduced;
☐	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;
☐	The authorized common stock and the par value of the common stock will remain $0.001 per share;
☐
The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

☐
All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Stock Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Stock Split;

☐
As mentioned above, the Reverse Stock Split may result in some shareholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Following the Reverse Stock Split, shares of our common stock will continue to be fully paid and non-assessable. The shares of common stock after the Reverse Stock Split will have the same voting rights, although the voting power of the common stock relative to the Series C will be reduced by an immaterial amount, as discussed below. The rights to dividends and distributions and all other rights and obligations will be identical in all other respects to the shares of common stock prior to the Reverse Stock Split.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Stock Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See "Anti-Takeover Effects of the Reverse Stock Split" below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

Holders of our outstanding shares of Series C are entitled to one vote per share. The conversion price at which the Series C is convertible into common stock will be proportionately adjusted. Since holders of the Series C will continue to have one vote per share following the Reverse Stock Split, the relative voting power of the Series C will be increased by a factor equal to the Reverse Stock Split ratio; i.e. relative to the common stock, the voting power of the Series C will increase by a factor of between six and 22. However, since the voting power of the Series C both before and after the Reverse Stock Split constitutes less than 1% of the Company's voting power, this change to the relative voting power of the both the Series C and common stock is immaterial. Other rights and obligations of the Series C will not be affected by the Reverse Stock Split.

Since holders of our Series A-1 and Series A vote on an as-converted to common stock basis, the number of votes per share to which the holders are entitled will be adjusted proportionally to the Reverse Stock Split, as will the conversion price of each of the Series A-1 and Series A. Other rights and obligations of the Series A-1 and Series A will not be affected by the Reverse Stock Split.

Once we implement a Reverse Stock Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Stock Split, but this in no way will affect the validity of your current share certificates. The Reverse Stock Split will occur without any further action on the part of our shareholders. After the effective date of the Reverse Stock Split, each share certificate representing the shares prior to the Reverse Stock Split will be deemed to represent the number of shares shown on the certificate, divided by the split ratio. Certificates representing the shares after the Reverse Stock Split will be issued in due course as share certificates representing shares prior to the Reverse Stock Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Stock Split that are issued in exchange for share certificates issued prior to the Reverse Stock Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Stock Split, the time period during which a shareholder has held their existing pre-Reverse Stock Split old shares will be included in the total holding period.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing of Articles of Amendment to our Articles with the Secretary of State of Nevada. The timing of the filing of the Articles of Amendment that will effectuate the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. However, as discussed above, implementing the Reverse Stock Split is a contractual obligation of the Company, and the Company intends to implement it as expeditiously as possible.

After the filing of the Articles of Amendment, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Stock Split, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Stock Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

For street name holders of pre-Reverse Stock Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Stock Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Issuance of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

Accounting Matters

The par value per share of our common stock will remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only shareholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post- Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged, and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No Appraisal Rights

Shareholders have no rights under the NRS or under our charter documents to exercise dissenters' rights of appraisal with respect to the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Stock Split

The effective increase in our authorized and unissued shares as a result of the Reverse Stock Split could potentially be used by our Board to thwart a takeover attempt. The over-all effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Stock Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

Neither our Articles nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Stock Split is not a plan by our Board to adopt a series of amendments to our Articles or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

In addition, the Reverse Stock Split is not intended to effect a going private transaction.

As discussed above, the reason for the Reverse Stock Split is to allow us to comply with our contractual obligations in connection with our recent financing transaction as well as meet our obligations to the holders of our outstanding derivative securities.

CHANGE OF CONTROL OF OUR COMPANY

As disclosed above and described further below, effective September 13, 2016, the Company consummated a merger transaction, or the Merger, with Timefire LLC pursuant to which it issued the equity holders of Timefire LLC a total of 414,000,000 shares of the Company's common stock, par value $0.001 per share, and 28,000,000 five-year warrants exercisable at $0.058 per share. In addition, in connection with the Merger, the Company made changes to the persons serving as executive officers and directors of the Company. These changes constituted a change of control of the Company.

Directors and Executive Officers

Officer Appointments and Employment Agreements
In connection with the Merger described above, Mr. John Wise was appointed President of the Company, replacing Mr. Jonathan Read, who remains Chief Executive Officer and Chairman of the Company. In addition, Mr. Jeffrey Rassas was appointed Chief Strategy Officer.

Mr. Wise, 53, founded Timefire in 2014 and has served as a member of its management committee since its inception. Mr. Wise has also been an author since 2010.  In connection with the Merger, Mr. Wise entered into an employment agreement with the Company pursuant to which he receives $150,000 a year for his services. The employment agreement has an initial term of two years and automatically renews for one-year terms thereafter unless terminated by either Mr. Wise or the Company. Mr. Wise will also be eligible for a bonus at the discretion of the Company's compensation committee.

Mr. Rassas, 54, has served as the Chief Executive Officer and Chairman of Airware Labs Corp. (OTCQB: AIRW), a Class 1 consumer medical device company, since 2012.  In addition, since 2014, he has served on the management committee of Timefire.  He previously served as Founder, Chief Executive Officer and Chairman of YouChange Holdings Corp (merged with Quest Resource Management, NASDAQ:QRHC) from 2008 through 2012. In connection with the Merger, Mr. Rassas entered into an employment agreement with the Company with terms identical to those described above for Mr. Wise.

Mr. Read, 60, has served as our Chief Executive Officer and Chairman of the Board (and prior to the Merger, as our President) since November 1, 2015.   Most recently, from 2013 to present, he has served as Managing Partner of Quadratam1 LLC, a Scottsdale, Arizona based firm specializing in providing financial and organizational consulting services for growth-stage companies in the United States and China.  Prior to that, beginning in 2005 and continuing through 2012, he founded and served as Chief Executive Officer and a director of ECOtality, Inc. (NASDAQ:ECTY), In 2013, ECOtality, Inc. filed for Chapter 11 bankruptcy protection. In 2014, Mr. Read filed for bankruptcy personally. In connection with the Merger, Mr. Read entered into an employment agreement with the Company to replace his prior interim compensation arrangement. Mr. Read's employment agreement is identical to Mr. Wise's and Mr. Rassas's except that the Board also awarded Mr. Read 5,000,000 restricted stock units of which 1,666,667 were fully vested on the date of grant and the balance will vest in approximately equal parts one year and two years from the closing date of the Merger, subject to continued employment on each applicable vesting date.

In addition, effective September 13, 2016, Ms. Jessica Smith, 38, was appointed as Interim Chief Financial Officer of the Company. Ms. Smith is a certified public accountant in the State of Arizona. Ms. Smith has served as the Chief Financial Officer of Airware Labs Corp. (OTCQB: AIRW) since December 2012 and as its Secretary and Treasurer since January 2013. Since 2008, she has also provided accounting and financial consulting services through her company, JS Accounting & Tax, PLLC. Ms. Smith is compensated $5,000 per month for her services to the Company and her employment is on an at-will basis.

Director Appointments
Pursuant to the Merger agreement, Mr. Wise was appointed to the Board. In addition, the Company agreed that, upon complying with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934, the Company will also appoint to the Board Mr. Rassas, Mr. Lou Werner, III and an additional individual who will be designated by Mr. Read.

Mr. Werner, 47, is an architect and has been the owner of Formwerks Studios, L.L.C. since 2001. Since 2014, he has also served on the Board of Directors of Technisoil Industrial, LLC.

Equity Incentive Plan

All directors and executive officers listed above will be eligible to participate in the Company's newly adopted 2016 Equity Incentive Plan (the "Plan"), effective September 13, 2016. The Plan provides that the Board may make equity awards to employees, directors, and consultants representing a maximum of 33,000,000 shares of the Company's common stock (including the 5,000,000 restricted stock units granted to Mr. Read, as described above). The purpose of the Plan is to retain qualified and competent officers, employees, directors and consultants. Our Board of Directors, or a committee thereof, administers the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Equity awards will be granted pursuant to the provisions of the Plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Our Plan and the Plan award agreements will provide that equity awards granted pursuant to the Plan shall not be exercisable after the expiration of 10 years from the date of grant.

Code of Ethics

As revised in August 2011, the Board of Directors adopted a Code of Ethics for senior financial officers. The Code of Ethics was adopted pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission there under. A copy of the Code of Ethics will be made available upon request at no charge. Requests should be directed in writing to the Company at 7600 E. Redfield Rd. Suite 100, Building A, Scottsdale AZ 85260.

Audit Committee and Audit Committee Financial Expert

The Company does not have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, or a committee performing similar functions.  The Board of Directors has not determined that the Company has an audit committee financial expert serving on the board.  The Company intends to identify and appoint a financial expert when possible.

Executive Compensation for Fiscal Year 2015

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table

The compensation of the named executive officers for the last two completed fiscal years ended December 31, 2014 and December 31, 2015 is shown below:

Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-qualified Deferred Compensa-tion Earnings $	All Other Compen-sation $	Total $

Jonathan R. Read,
CEO and Former President (1)	2015	10,000	-	-	-	-	-	-	10,000

Tommie J. Morgan,
Former Secretary (2)	2015	6,000		5,000	-	-	-	-	11,000

Craig Crawford,	2014	6,634	-	-					6.634
Former CFO and Former President (3)	2015	6,000	-	5,000	-		-	-	11,000

J. Michael King,	2014	12,329							12.329
Former President (4)	2015	-	-	5,000	-	-	-	-	5,000

(1)	Mr. Read resigned as President in connection with the Merger effective September 13, 2016.
(2)	Mr. Morgan resigned as Secretary and a director effective March 9, 2016.
(3)	Mr. Crawford resigned as President effective November 1, 2015 and as Chief Financial Officer and as a director effective July 21, 2016.
(4)	Mr. King resigned as President effective April 14, 2014.

Stock Options/SAR Grants

The Company has not granted any stock options or stock appreciation rights since our date of incorporation on September 3, 2010. Subsequent to December 31, 2015, the Company made certain equity awards in connection with the Merger which are described above.

Outstanding Equity Awards at Fiscal Year-end and Equity Compensation Plans

As of the year ended December 31, 2015, each named executive officer had no unexercised options or stock that has not vested, and we did not have any securities authorized for issuance under any equity compensation plan. Effective September 13, 2016, the Company adopted its 2016 Equity Incentive Plan and made certain equity awards thereunder in connection with the Merger, all of which are described above under "Change of Control of Our Company."

Employment Agreements

As of December 31, 2015, we had no employment agreements with our executive officers. As described above under "Change of Control of Our Company," effective September 13, 2016, in connection with the Merger, the Company entered into employment agreements with Messrs. Jonathan Read, John Wise, and Jeffrey Rassas.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our director and executive officer and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2015, Forms 5 and any amendments thereto furnished to us with respect to the year ended December 31, 2015, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2015, our executive officers and directors and all persons who own more than 10 percent of a registered class of our equity securities complied with all Section 16(a) filing requirements, except for Mr. Jonathan Read, who did not timely file a Form 3 reporting his initial beneficial ownership following his appointment as an executive officer and director on November 1, 2015.

Certain Relationships and Related Transactions

When the Company is contemplating entering into any transaction in which any executive officer, director, nominee or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the full Board of Directors (other than any interested director) for approval. The board has not adopted a written policy for related party transaction review but when presented with such transaction, they are discussed by the full Board of Directors and documented in the board minutes.

During the fiscal years ended December 31, 2014 and December 31, 2015, the Company engaged in the following transactions with a related person: On January 6, 2015, we closed a transaction whereby we entered into a Joint Venture Agreement with Wagley Offshore-Onshore, Inc. to pursue a distressed energy asset acquisition program to take advantage of the reduction in value of these assets due to the historically low price of crude oil.  The joint venture was formed as Wagley-EnergyTEK J.V. LLC, a Texas limited liability company ("Wagley J.V."). Pursuant to this transaction we issued 20,000,000 restricted shares of our common stock, with a value of $2,020,000, to be used to acquire such distressed energy assets.  Damon Wagley, President of Wagley Offshore-Onshore, Inc., was President of the Company from April 14, 2014 through June 23, 2014 and President of our wholly owned subsidiary, Texas Gulf Exploration & Production, Inc. ("TGEP") from March 31, 2014 to present.

Subsequent to December 31, 2015, the following transactions occurred: Effective July 21, 2016, the Company entered into a series of agreements with certain parties, including TGEP, Litigation Capital, Inc., a Nevada corporation ("LCI"), Texas Gulf Oil & Gas, Inc., a Nevada corporation ("TGOG"),  Wagley J.V., and two institutional investors (the "Investors") (collectively, the "Parties").

Pursuant to the agreements, ENTK issued the Investors convertible promissory notes in the total original principal amount of $60,000 (the "Notes") convertible at the option of the Investors at a price of $0.30 per share. In connection with the Merger and related financing, the Notes were subsequently converted into 5,333.333 shares of Series A-1, which shares of Series A-1 are convertible into common stock at an effective price per share of common stock of $0.01. With the proceeds from the Notes, ENTK repaid $50,000 of indebtedness owed by ENTK to TGOG. Following repayment of the $50,000, TGOG cancelled 1,000,000 shares of ENTK common stock held by TGOG. ENTK's subsidiary TGEP assumed ENTK's remaining indebtedness to TGOG in the approximate amount of $178,000, following which TGOG released ENTK for liability related to such debt.

ENTK also redeemed all shares of ENTK's Series B Preferred Stock held by LCI in exchange for 300,000 shares of ENTK common stock. ENTK further agreed to transfer to LCI all the equity interests of its subsidiaries TGEP and Legal Capital Corp. by the earlier of a merger or similar transaction by ENTK or October 19, 2016.

Further, ENTK and Wagley J.V. agreed that upon the closing of a merger or similar transaction by ENTK, Wagley J.V. would be dissolved and ENTK would have an option, exercisable for six months from such merger, to cancel 20,000,000 shares of ENTK common stock held by Wagley J.V. Pending the exercise of the option, Mr. Read was granted a proxy to vote the 20,000,000 shares of common stock, which remained outstanding as of the Record Date but were subsequently cancelled.

In addition, pursuant to the agreements, Craig Crawford resigned as a director and executive officer of ENTK.

Director Independence

Our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in NASDAQ Rule 4200(a)(15).  Based on this standard, the board of directors has determined that it currently it has no members who qualify as "independent." However, when appointed, the Company anticipates Mr. Werner will qualify as independent.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the Record Date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers (as defined by the rules of the Securities and Exchange Commission) for the year ended December 31, 2015 and (iv) all of our current executive officers and directors of as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o EnergyTek Corp., 7600 E. Redfield Rd. Suite 100, Building A, Scottsdale AZ 85260.

Class Type	Beneficial Owner Name and Address	Amount of Ownership	Percentage Ownership
Officers and Directors

Common Stock	Jonathan R. Read, Chief Executive Officer and Chairman of the Board (1)	20,000,000	4.4%

Common Stock	John M. Wise, President and Director (2)	323,582,154	68.8%

Common Stock	Jeffrey Rassas, Chief Strategy Officer (3)	5,390,127	1.2%

Common Stock	Jessica L. Smith, Interim Chief Financial Officer	-	0%

Common Stock	Craig Crawford Former Chief Financial Officer and Director (4)	118,182	*

Common Stock	Tommie J. Morgan Former Secretary and Director (5)	100,000	*

Common Stock	All Current Officers and Directors as a Group – 4 members	348,972,281	74.4%

5% Shareholders

Common Stock	Stockbridge Enterprises, L.P. (6)	63,235,537	13.9%

(1)
Represents shares held by Wagley J.V. over which Mr. Read held a voting proxy as of the Record Date. These shares were subsequently cancelled. Does not include shares underlying restricted stock units which are not deliverable within 60 days of the Record Date.

(2)	Includes 20,464,128 shares underlying warrants.
(3)	Includes 340,885 shares underlying warrants.
(4)	Mr. Crawford resigned as an officer and director of the Company effective July 21, 2016.
(5)	Mr. Morgan resigned as an officer and director of the Company effective March 9, 2016.
(6)	Includes 3,999,170 shares underlying warrants. Address is 7377 E. Doubletree Ranch Road, Suite 200, Scottsdale, AZ 85258.

* Less than 1%.

Applicable percentages are based on 450,087,964 shares of common stock outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, convertible notes and preferred stock currently exercisable or convertible or exercisable or convertible within 60 days of the Record Date are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, options, warrants, and preferred stock exercisable or convertible into common stock and vested or vesting within 60 days of the Record Date. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.  Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address.  Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (480) 663-8118 or mail a request to receive separate copies to EnergyTek Corp., 7600 E. Redfield Rd. Suite 100, Building A, Scottsdale AZ 85260, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ Jonathan Read
Jonathan Read
Chief Executive Officer and Director

Appendix A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

EnergyTEK Corp. (the "Company"), a corporation organized and existing under the Nevada Revised Statutes of the State of Nevada (the "NRS"), hereby certifies as follows:

1. The Company was incorporated by the filing of Articles of Incorporation with the Secretary of State of Nevada on March 19, 2001.

2. Pursuant to NRS 78.385 and 78.390, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article 1 of the Articles of Incorporation is amended as follows:

Article 1.  Name of Company:  The name of the corporation is TimefireVR Inc.

4. These Articles of Amendment to Articles of Incorporation were duly adopted and approved by the shareholders of the Company on the 11th day of October, 2016 in accordance with NRS 78.385 AND 78.390.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of ______, 2016.

ENERGYTEK CORP.
By:
Jonathan Read, Chief Executive Officer

Appendix B

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

EnergyTEK Corp. (the "Company"), a corporation organized and existing under the Nevada Revised Statutes of the State of Nevada (the "NRS"), hereby certifies as follows:

1. The Company was incorporated by the filing of Articles of Incorporation with the Secretary of State of Nevada on March 19, 2001.

2. Pursuant to NRS 78.385 and 78.390, the amendment herein set forth has been duly approved by the Board of Directors and holders of a majority of the outstanding capital stock of the Company.

3. Article 4 of the Articles of Incorporation is amended by adding the following at the end thereof:

As of the close of business on _____ ___, 2016 (4:01 p.m. Eastern Daylight Time) (the "Reverse Split Date"), each [NUMBER] shares of common stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the "Old Common Stock") automatically and without any action on the part of the holder thereof will be reclassified and changed into one share of new common stock, par value $.001 per share (referred to in this paragraph as the "New Common Stock"), subject to the treatment of fractional share interests as described below.  Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such shareholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.001 par value of each such share.

4. These Articles of Amendment to Articles of Incorporation were duly adopted and approved by the shareholders of the Company on the 11th day of October, 2016 in accordance with NRS 78.385 and 78.390.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to Articles of Incorporation as of ______, 2016.

ENERGYTEK CORP.
By:
Jonathan Read, Chief Executive Officer